EXHIBIT 21.1

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP.	JURISDICTION OF
AS OF FEBRUARY 15, 2010	INCORPORATION
TRW Technar Inc.*	California
Austrian Holdco L.L.C.	Delaware
EnTire Solutions, LLC	Delaware
Kelsey-Hayes Company	Delaware
Kelsey-Hayes Heerlen Inc.	Delaware
Kelsey-Hayes Holdings Inc.	Delaware
Kelsey-Hayes Netherlands Inc.	Delaware
KH Holdings, Inc.	Delaware
LucasVarity Automotive Holding Company	Delaware
TRW Auto Holdings Inc.	Delaware
TRW Automotive (LV) Corp.	Delaware
TRW Automotive Global Receivables LLC	Delaware
TRW Automotive Holding Company	Delaware
TRW Automotive Inc.	Delaware
TRW Automotive Intermediate Holdings Corp.	Delaware
TRW Automotive J.V. LLC	Delaware
TRW Automotive Receivables LLC	Delaware
TRW Automotive Safety Systems Arkansas Inc.	Delaware
TRW Automotive U.S. LLC	Delaware
TRW East Inc.	Delaware
TRW Integrated Chassis Systems LLC	Delaware
TRW Management Co. L.L.C.	Delaware
TRW Occupant Restraint Systems (Ventures) LLC	Delaware
TRW Occupant Restraints South Africa Inc.	Delaware
TRW Odyssey Inc.	Delaware
TRW Powder Metal Inc.	Delaware
TRW Safety Systems Inc.	Delaware
TRW Vehicle Safety Systems Inc.	Delaware
Worldwide Distribution Centers, Inc.	Delaware
REMSA of America Inc.	Illinois
TRW Intellectual Property Corp.	Michigan
Lucas Automotive Inc.	Michigan
Lake Center Industries Transportation, Inc.	Minnesota
Thompson Ramo Wooldridge Inc.	Ohio
TRW Overseas Inc.	Ohio
TRW Fuji Valve Inc.**	Tennessee
Fortuna Assurance Company	Vermont
Duly & Hansford Pty Limited	Australia
TRW Australia Holdings Pty Ltd.	Australia
TRW Australia Pty Ltd.	Australia
TRW Automotive Australia Pty Ltd.	Australia
Roadster Holdings (Austria) GmbH	Austria
TRW Occupant Restraint Systems Ges.m.b.H.	Austria
TRW Occupant Restraint Systems Ges.m.b.H. & Co. KG*	Austria
ABC Sistemas e Modulos Ltda.**	Brazil
Dalphi Metal Brazil Ltda.*	Brazil
Imoval S/C Ltda+	Brazil
SM-Sistemas Modulares Ltda**	Brazil
TRW Automotive Ltda*	Brazil

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP.	JURISDICTION OF
AS OF FEBRUARY 15, 2010	INCORPORATION
Varga Comercio e Representacao Ltda+	Brazil
Varga Servicos Automotivos Ltda.+	Brazil
Roadster Holdings (Canada), Inc.*	Canada
TRW Canada Limited/TRW Canada Limitee	Canada
TRW China Holdings Ltd.	Cayman Islands
CSG TRW Chassis Systems Co., Ltd.**	China
LucasVarity Langzhong Brake Company Limited**	China
Shanghai TRW Automotive Safety Systems Company Ltd.**	China
Shin-Han (Beijing) Automobile Parts System Co., Ltd.**	China
TRW (Ningbo) Components and Fastening Systems Co., Ltd.	China
TRW (Suzhou) Automotive Electronics Co., Ltd.**	China
TRW Asia Pacific Co., Ltd.	China
TRW Automotive Components (Langfang) Co., Ltd.	China
TRW Automotive Components (Shanghai) Co., Ltd.	China
TRW Automotive Components (Suzhou) Co., Ltd.	China
TRW Automotive Components Technical Service (Shanghai) Co. Ltd.	China
TRW Automotive Research and Development (Shanghai) Co. Ltd.	China
TRW FAWER Automobile Safety Systems (Changchun) Co., Ltd.**	China
TRW FAWER Commercial Vehicle Steering (Changchun) Co., Ltd.**	China
TRW Systems Consulting Services (Shanghai) Co. Ltd.	China
Automotive Holdings (Czech Republic) s.r.o*	Czech Republic
Lucas Varity s.r.o.*	Czech Republic
TRW Autoelektronika s.r.o.*	Czech Republic
TRW Volant a.s.	Czech Republic
TRW-Carr s.r.o.*	Czech Republic
TRW-DAS, a.s.*	Czech Republic
Autocruise Limited	England
Automotive Holdings (UK) Limited*	England
British Sealed Beams Limited**	England
Bryce Berger Limited*	England
Cityday Limited	England
Dalphimetal Limited	England
Girling Limited*	England
Globe & Simpson Provident Scheme Limited*	England
Joseph Lucas Limited*	England
Les Minquiers Limited*	England
Lucas Automotive Limited*	England
Lucas Export Services Limited*	England
Lucas Industries Limited	England
Lucas Investments Limited*	England
Lucas Limited*	England
Lucas Service UK Limited*	England
Lucas Support Services Limited*	England
LucasVarity*	England
No. 1 Deansgate (Residential) Limited	England
TRW Automotive Holdings (UK) Limited*	England
TRW Employees Benefit Trust Limited*	England
TRW Investment Management Company Limited*	England
TRW Limited	England
TRW LucasVarity Electric Steering Limited	England
TRW Pensions Trust Limited*	England

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP.	JURISDICTION OF
AS OF FEBRUARY 15, 2010	INCORPORATION
TRW Receivable Finance (UK) Limited	England
TRW Steering Systems Limited	England
TRW Supplementary Pensions Limited*	England
TRW Systems Limited*	England
TRW U.K. Limited	England
Autocruise S.A.S.	France
Dalphi-Metal France s.a.r.l.*	France
SPRIA S.A*+	France
TH Braking Company S.A.S.**	France
TRW Automotive Distribution France S.A.S.	France
TRW Automotive Holdings (France) S.A.S.	France
TRW Automotive Paris S.a.r.l.	France
TRW Carr France S.A.S.*	France
TRW Composants Moteurs S.A.S.	France
TRW France Holding S.A.S.	France
TRW France S.A.S.	France
TRW Gabriel S.N.C.**	France
TRW Linkage & Suspension Ramonchamp S.A.S.	France
TRW Occupant Restraint Systems France S.A.*	France
TRW ORLEANS Composants Moteurs S.A.S.	France
TRW PARIS S.A.S.	France
TRW Receivables Finance (France) S.A.S.	France
TRW Systemes de Freinage S.A.S.	France
Lucas Automotive GmbH*	Germany
Lucas Varity GmbH	Germany
PARTSLIFE Recycling System GmbH+	Germany
TecCom GmbH+	Germany
TECDOC Informations System GmbH+	Germany
TRW Airbag Systems GmbH*	Germany
TRW Automotive Electronics & Components GmbH	Germany
TRW Automotive GmbH*	Germany
TRW Automotive Holding GmbH & Co. KG*	Germany
TRW Automotive Holding Verwaltungs GmbH*	Germany
TRW Automotive Safety Systems GmbH	Germany
TRW Deutschland Holding GmbH*	Germany
TRW Engineered Fasteners & Components Selb GmbH	Germany
TRW KFZ Ausruestung GmbH	Germany
TRW Logistic Services GmbH	Germany
TRW Receivables Finance GmbH	Germany
Brakes India Limited**	India
Rane TRW Steering Systems Limited**	India
TRW Automotive India Private Limited**	India
TRW Sun Steering Wheels Private Limited**	India
TRW Automotive Holding Italia S.r.l.	Italy
TRW Automotive Italia S.p.A.	Italy
TRW Automotive Ricambi Italia S.p.A.*	Italy
LucasVarity Automotive Japan KK	Japan
Nippon Stud Welding Company, Ltd.**	Japan
TRW Aftermarket Japan Co., Ltd.	Japan
TRW Automotive Japan Co. Ltd.	Japan
Automotive Holdings (Korea), Ltd.	Korea, Republic of

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP.	JURISDICTION OF
AS OF FEBRUARY 15, 2010	INCORPORATION
Shin Han Valve Industrial Company, Ltd.**	Korea, Republic of
TRW Automotive Korea Co., Ltd.	Korea, Republic of
TRW Controls & Fasteners, Inc.	Korea, Republic of
TRW Steering Co. Ltd.**	Korea, Republic of
TRW Automotive Finance (Luxembourg) S.a r.l.*	Luxembourg
Lucas Automotive SDN. BHD	Malaysia
LucasVarity (M) SDN. BHD.*	Malaysia
TRW Asiatic (M) SDN BHD**	Malaysia
TRW Automotive Services SDN BHD	Malaysia
TRW Steering & Suspension (Malaysia) Sdn. Bhd.**	Malaysia
TRW Automotive China Holdings Ltd.*	Mauritius
Eurofren Investment, S. de R.L. de C.V.*	Mexico
Forjas y Maquinas, S.A. de C.V.*	Mexico
Frenos y Mecanismos, S.A. de C.V.*	Mexico
Revestimientos Especiales de Mexico, S. de R.L. de C.V.*	Mexico
TRW DelPlas, S.A. de C.V.*	Mexico
TRW Electronica Ensambles S.A. de C.V.*	Mexico
TRW Occupant Restraints de Chihuahua, S.A. de C.V.*	Mexico
TRW Sistemas de Direcciones, S.A. de C.V.*	Mexico
TRW Steering Wheel Systems de Chihuahua, S.A. de C.V.*	Mexico
TRW Vehicle Safety Systems de Mexico S.A. de C.V.*	Mexico
TRW Coőperatief W.A.	Netherlands
Heerlen ABS Manufacturing B.V.	Netherlands
Heerlen ABS Manufacturing C.V.*	Netherlands
Lucas International Holdings B.V.	Netherlands
Roadster Automotive B.V.*	Netherlands
TRW Auto B.V.	Netherlands
TRW Auto 3 B.V.	Netherlands
TRW International Holdings B.V.	Netherlands
Automotive Holdings (Poland) Sp. z o.o.	Poland
TRW Braking Systems Polska Sp. z o.o.	Poland
TRW Polska Sp. z o.o.*	Poland
TRW Steering Systems Poland Sp. z o.o.	Poland
Dalphi Metal Portugal, S.A.+	Portugal
Safebag — Industria Componentes de Seguranca Automovel S.A.*	Portugal
Safe-Life-Industria de Componentes de Seguranca Automovel S.A.*	Portugal
TRW Automotive Portugal Lda*	Portugal
TRW Automotive Safety Systems SRL	Romania
TRW Automotive LLC	Russian Federation
TRW Aftermarket Asia Pacific PTE Ltd.	Singapore
TRW Automotive (Slovakia) s.r.o.	Slovakia
TRW Steering Systems Slovakia s.r.o.	Slovakia
Automotive Holdings (Spain) S.L.	Spain
Celtica de Componentes del Automovil, S.L.+	Spain
Centro Tecnologico de Automocion de Galicia	Spain
Dalphi Metal Espana, S.A.+	Spain
Dalphi Metal Internacional, S.A.+	Spain
Dalphi Metal Seguridad, S.A.+	Spain
Eurofren Systems S.L.	Spain
Gallega de Recubrimientos de Volantes S.L.+	Spain
Mediterranea de Volants, S.L.**	Spain

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP.	JURISDICTION OF
AS OF FEBRUARY 15, 2010	INCORPORATION
TRW Automotive Espana S.L.*	Spain
TRW Automotive Services S.L.	Spain
TRW Switzerland GmbH	Switzerland
Wu Chou Valve Industrial Co., Ltd.**	Taiwan Province of China
LucasVarity (Thailand) Co., Ltd.*	Thailand
TRW Asiatic Co., Ltd**	Thailand
TRW Fuji Serina Co., Ltd.**	Thailand
TRW Steering & Suspension Co., Ltd.*	Thailand
DalphiMetal Tunisie S.A.R.L*	Tunisia
TRW Automotive Safety Systems TUNISIA Sarl*	Tunisia
HEMA TRW Otomotiv Direksiyon Sistemleri A.S**	Turkey
Pimsa Direksiyon Imalat Sanayi ve Ticaret A.S.**	Turkey
TRW Otomotiv Dagitim ve Ticaret A.S.+*	Turkey
Componentes Venezolanos de Direccion, S.A.**	Venezuela

*	Shares of this subsidiary are owned by more than one TRW Automotive Holdings Corp. company.

**	Joint Venture

+	Additional interest in this subsidiary is owned by non-TRW Automotive Holdings Corp. affiliates